Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contacts:
Tony James	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc
tjames@medquist.com	tripp.sullivan@cci-ir.com
(615) 261-1509	(615) 324-7335
MedQuist Holdings Reports Second Quarter Results
Second Quarter Highlights
•	Total clinical documentation volume increases 7% compared with the prior-year period to 855 million lines

•	Adjusted EBITDA up 43% compared with the prior-year period to $27.7 million

•	Net Income Available to Common Shareholders increases to $0.11 per fully diluted share from a net loss of $(0.06) per fully diluted share in the prior-year period

•	Adjusted Net Income per fully diluted share increases 55% to $0.31 compared with the prior-year period

•	Free cash flow generation remains strong at in excess of 50% of Adjusted EBITDA

•	Offshore volume continues to improve and is on track to reach goal of 50% at year end; volumes edited post speech recognition increases to 74% of total volume

•	Signs definitive agreement to acquire M*Modal for $77.2 million in cash and 4.1 million shares of common stock

•	Receives notice of early termination of HSR waiting period on M*Modal acquisition
The highlights above, as well as the discussion below, contain certain non-GAAP financial measures that, together with applicable GAAP financial measures, we utilize to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.
FRANKLIN, Tenn. (August 15, 2011) MedQuist Holdings Inc. (NASDAQ: MEDH), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, announced its financial results for the three and six months ended June 30, 2011.
M*Modal Acquisition
The Company also announced that it has received notice of early termination of the mandatory, pre-merger waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 in connection with the previously announced acquisition of M*Modal. The transaction is expected to close by the end of August 2011 and is subject to customary closing conditions.
Vern Davenport, Chairman and Chief Executive Officer of MedQuist Holdings, said, “We are excited about clearing this regulatory hurdle and will be working to integrate the businesses as quickly as possible. Existing and prospective customers have responded well to this transaction and have embraced our vision of helping them accelerate adoption of EHRs to achieve meaningful use and better position them in the move to a value-based healthcare delivery system.”

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MEDH Announces Second Quarter Results

August 15, 2011
Operating Results
Net revenues were $108.4 million for the second quarter of 2011 compared with $108.5 million for the second quarter of 2010. The Spheris acquisition in April 2010 contributed $6.9 million of additional revenues during the three months ended June 30, 2011, arising from a full period consolidation, offset by a decrease in price due to higher utilization of speech recognition and offshore volumes by customers. In addition, net volumes were affected by longer implementation cycles associated with EHR strategies of large delivery systems, for which the Company has a large concentration of customers, and some softness in the acute care market, offset by the Company’s 98% customer retention rate.
As we stated last quarter, demand for our offshore resources remains strong with related inventory growing. We continue to build capacity in India and steadily migrate customer implementations to reach our goal of 50% of volumes by year-end, which had an adverse impact in the second quarter but is expected to result in higher per unit contribution as we reach that offshore volume goal.
Adjusted EBITDA for the second quarter of 2011 was $27.7 million, or 25.6% of net revenues, compared with $19.4 million, or 17.9% of net revenues, for the second quarter of 2010. The year-over-year increase in Adjusted EBITDA and margin is the result of higher utilization of offshore resources and higher percentage of volume edited post speech recognition, as well as synergies realized from adding volumes from the Spheris acquisition to our scalable platform.
Adjusted net income for the second quarter of 2011 was $16.6 million, or $0.31 per fully diluted share, compared with $10.4 million, or $0.20 per fully diluted share, in the second quarter of 2010. Net income available to common shareholders for the second quarter of 2011 was $5.5 million, or $0.11 per fully diluted share, compared with a net loss of $2.2 million, or $(0.06) per fully diluted share, reported in the second quarter of 2010.
During the three months ended June 30, 2011, we recorded restructuring charges of $2.0 million including approximately $1.1 million from a reduction in workforce associated with the integration of MedQuist Inc. and MedQuist Holdings. The benefits from these restructuring efforts are expected to be fully realized beginning in 2012.

Second Quarter Operating Metrics	Q2 2011	Q1 2011	Q2 2010
Total clinical documentation volume:	855 million lines	866 million lines	800 million lines
Transcription volumes processed offshore:	42%	41%	39%
Transcription volumes edited post speech recognition:	74%	72%	62%
Mr. Davenport noted, “During the quarter, we increased utilization of speech recognition within our existing book of business and steadily migrated volume to offshore resources. The mid-July announcement of our agreement to acquire M*Modal also highlighted the success in sourcing attractive acquisitions that can leverage our core transcription business, enable new avenues for growth and provide further technology differentiation within the market.”
Net revenues were $219.7 million for the six months ended June 30, 2011, compared with $193.6 million for the six months ended June 30, 2010. The Spheris acquisition in April 2010 contributed approximately $37.8 million in incremental revenue for the six months ended June 30, 2011, arising from a full period consolidation, offset by a decrease in price due to higher speech recognition and offshore volumes and the longer implementation cycles and broader acute care softness experienced in the second quarter of 2011.

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MEDH Announces Second Quarter Results

August 15, 2011
Adjusted EBITDA for the six months ended June 30, 2011, was $55.2 million, or 25.1% of net revenues, compared with $33.4 million, or 17.2% of net revenues, for the six months ended June 30, 2010. The year-over-year increase in Adjusted EBITDA and margin is the result of higher utilization of offshore resources and higher percentage of volume edited post speech recognition, as well as synergies realized from adding volumes from the Spheris acquisition to our scalable platform.
Adjusted net income for the six months ended June 30, 2011, was $34.0 million, or $0.66 per fully diluted share, compared with $18.9 million, or $0.37 per fully diluted share, in the six months ended June 30, 2010. Net income available to common shareholders for the six months ended June 30, 2011, was $7.8 million, or $0.17 per fully diluted share, compared with a net loss available to common shareholders of $0.8 million, or $(0.02) per fully diluted share, for the six months ended June 30, 2010.
During the six months ended June 30, 2011, we recorded restructuring charges of $7.4 million, including approximately $5.4 million from a reduction in workforce (including $0.8 million for acceleration of stock option plans) and a charge of $1.9 million related to office closures.

	Six Months Ended	Six Months Ended
Six Months Operating Metrics	June 30, 2011	June 30, 2010
Total clinical documentation volume:	1.7 billion lines	1.4 billion lines
Transcription volumes processed offshore:	42%	40%
Transcription volumes edited post speech recognition:	73%	60%
Liquidity and Capital Structure
As of June 30, 2011, the Company had $60.8 million in cash and $269.8 million in debt. Free cash flow for the second quarter of 2011 increased to $16.7 million compared with $11.2 million in the prior-year period. Capital expenditures for the second quarter of 2011 were $4.2 million compared with $3.7 million in the prior-year period.
The Company’s high level of cash generated as compared to its Adjusted EBITDA reflects its continued ability to utilize available tax attributes to absorb current period taxes. At December 31, 2010, the Company had federal net operating loss carry forward amounts of approximately $102 million with approximately 80% available through 2014 to help off-set future period taxable income amounts, subject to annual limitations. Additionally, the Company had approximately $194 million of capitalized tax intangibles, of which approximately 60% are expected to be amortized for tax purposes, on a declining basis, over the next five years. These tax attributes are anticipated to result in low cash tax amounts paid in the near term.
In accordance with the terms of a Stipulation of Settlement entered into in connection with the settlement of certain MedQuist Inc. shareholder litigation during the second quarter of 2011, the remaining issued and outstanding shares of MedQuist Inc. not already owned by the Company are expected to be exchanged on the same terms as the public exchange initiated on February 3, 2011 (the “Initial Exchange Offer”), through a short-form merger that is expected to be completed by the end of the fourth quarter of 2011. Prior to the short-form merger, the Company expects to conduct a second public exchange offer on the same terms as the Initial Exchange Offer.
Performance Goals for 2011 (Excluding M*Modal)
The Company continues to be within its previously issued ranges for Adjusted EBITDA and Adjusted Net Income, which exclude any effect from acquisitions. Based on current volume trends, the Company now expects fiscal 2011 total clinical documentation volume will increase 6% to 13% compared with the 3.1 billion lines achieved in 2010.

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MEDH Announces Second Quarter Results

August 15, 2011

Total clinical documentation volume:	3.3 billion to 3.5 billion lines
Adjusted EBITDA:	$113 million to $116 million
Adjusted Net Income:	$1.26 to $1.33 per fully diluted share
Commenting on the 2011 outlook, Mr. Davenport added, “From an earnings perspective, we are right where we need to be halfway through the year and will be adding another layer of growth to the company when we complete the M*Modal acquisition and integration. Although some larger customers’ requests to extend implementation schedules and allow extra time for their EHR initiatives as well as lower-than-anticipated bookings will affect our volumes for the year, I’m encouraged by my early customer and prospect calls and the response to our enhanced value proposition with the joining of M*Modal. It’s clear that our customers want to capitalize on the leverage we can provide through our scale and can see the value of us coming together to drive EHR adoption, improve clinical effectiveness and enable their financial success. Additionally, I see opportunities for us to improve sales and implementation cycles to further improve volume and revenue trends.”
Investor Conference Call and Web Simulcast
MedQuist Holdings will host a conference call on August 16, 2011, at 8:00 a.m. CT to discuss its results of operations for the second quarter of 2011. The number to call for the interactive teleconference is (212) 231-2901. A replay of the conference call will be available through Monday, August 23, 2011, by dialing (402) 977-9140 and entering the confirmation number, 21533198.
A live broadcast of MedQuist Holdings quarterly conference call will be available online at the Company’s website, www.medquist.com, under Investor Relations on August 16, 2011, beginning at 8:00 a.m. CT. The online replay will follow shortly after the call and continue for one year.
About MedQuist Holdings
MedQuist is a leading provider of medical transcription services, and a leader in technology-enabled clinical documentation workflow. MedQuist’s enterprise solutions — including mobile voice capture devices, speech recognition, Web-based workflow platforms, and global network of medical editors — help healthcare facilities improve patient care, increase physician satisfaction, and lower operational costs. For more information, please visit www.medquist.com.
Forward-Looking Statements
Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2011 financial and operating performance and the proposed acquisition of M*Modal, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

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MEDH Announces Second Quarter Results

August 15, 2011
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The offer to exchange the Company’s shares for MedQuist Inc. shares, if made, will only be made pursuant to a Registration Statement on Form S-4, a letter of transmittal and related offer documents to be filed by the Company with the SEC. INVESTORS AND SECURITY HOLDERS OF MEDQUIST INC. ARE URGED TO READ SUCH REGISTRATION STATEMENT ON FORM S-4 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTEMPLATED EXCHANGE OFFER AND MERGER. UPON FILING WITH THE SEC, THE REGISTRATION STATEMENT AND RELATED DOCUMENTS WILL BE AVAILABLE FREE ON THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV). Holders of MedQuist Inc. shares will need to make their own decision whether to tender shares in the contemplated exchange offer. Neither MedQuist Inc. nor any other person is making any recommendation as to whether or not holders of MedQuist Inc. shares should tender their shares for exchange in the contemplated exchange offer.

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MEDH Announces Second Quarter Results

August 15, 2011
MedQuist Holdings Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net revenues	$108,439	$108,505	$219,675	$193,592
Cost of revenues	65,151	70,335	130,637	124,950
Gross Profit	43,288	38,170	89,038	68,642
Operating costs and expenses:
Selling, general and administrative	13,991	15,619	30,267	30,099
Research and development	2,190	3,312	4,892	5,593
Depreciation and amortization	8,879	8,481	17,297	14,620
Cost (benefit) of legal proceedings, settlements and accommodations	581	1,109	(6,932)	2,152
Acquisition and restructuring	4,391	6,027	11,269	7,011
Total operating costs and expenses	30,032	34,548	56,793	59,475
Operating income	13,256	3,622	32,245	9,167
Equity in income of affiliated company	—	32	—	546
Other income (expense)	(3)	1	7	78
Interest expense, net	(6,961)	(5,437)	(13,998)	(7,306)
Income (loss) from continuing operations before income taxes and noncontrolling interests	6,292	(1,782)	18,254	2,485
Income tax provision (benefit)	886	(362)	2,030	(382)
Net income (loss) from continuing operations	$5,406	$(1,420)	$16,224	$2,867
Income from discontinued operations, net of tax	—	153	—	183
Net income (loss)	5,406	(1,267)	16,224	3,050
Less: Net income attributable to noncontrolling interests	(271)	(268)	(1,777)	(2,497)

Net income (loss) attributable to MedQuist Holdings Inc.	$5,135	$(1,535)	$14,447	$553

Net income (loss) per common share from continuing operations
Basic	$0.11	$(0.06)	$0.17	$(0.03)

Diluted	$0.11	$(0.06)	$0.17	$(0.03)

Net income per common share from discontinued operations
Basic	$—	$—	—	0.01

Diluted	$—	$—	—	0.01

Net income (loss) per common share attributable to MedQuist Holdings Inc.
Basic	$0.11	$(0.06)	$0.17	$(0.02)

Diluted	$0.11	$(0.06)	$0.17	$(0.02)

Weighted average shares outstanding:
Basic	49,168	35,078	45,128	35,046

Diluted	50,559	35,078	46,410	35,046

Calculation of net income (loss) available for common shareholders

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) attributable to MedQuist Holdings	$5,135	$(1,535)	$14,447	$553
Less: amount attributable to former principal shareholders	400	(688)	(6,619)	(1,375)

Net income (loss) available for common shareholders	5,535	(2,223)	7,828	(822)

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MEDH Announces Second Quarter Results

August 15, 2011
MedQuist Holdings Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except par value)
Unaudited

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$60,801	$66,779
Accounts receivable, net of allowance of $1,707 and $1,466, respectively	74,025	82,038
Other current assets	24,900	23,706
Total current assets	159,726	172,523
Property and equipment, net	21,984	23,018
Goodwill	90,328	90,268
Other intangible assets, net	102,552	107,962
Deferred income taxes	7,089	6,896
Other assets	17,400	14,212

Total assets	$399,079	$414,879

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$12,025	$27,817
Accounts payable	14,921	11,358
Accrued expenses	29,663	36,917
Accrued compensation	9,731	16,911
Related party payable	4,000	—
Deferred revenue	8,553	10,570
Total current liabilities	78,893	103,573
Long-term debt	257,807	266,677
Deferred income taxes	5,666	4,221
Related party payable, non-current	—	3,537
Other non-current liabilities	2,658	2,360

Total liabilities	345,024	380,368

Commitments and contingencies Total equity:
Preferred stock — $0.10 par value; authorized 25,000 shares; none issued or outstanding	—	—
Common stock — $0.10 par value; authorized 300,000 shares; 49,168 and 35,158 shares issued and outstanding, respectively	4,917	3,516
Additional paid-in-capital	142,336	148,265
Accumulated deficit	(92,732)	(107,179)
Accumulated other comprehensive loss	(139)	(663)
Total MedQuist Holdings Inc. stockholders’ equity	54,382	43,939

Noncontrolling interests	(327)	(9,428)
Total equity	54,055	34,511

Total liabilities and equity	$399,079	$414,879

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MEDH Announces Second Quarter Results

August 15, 2011
MedQuist Holdings Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
Unaudited

	Six Months Ended June 30,
	2011	2010
Operating activities:
Net income	$16,224	3,050
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	17,297	15,068
Equity in income of affiliated company	—	(546)
Deferred income taxes	1,472	205
Share based compensation	1,230	322
Provision for doubtful accounts	220	1,085
Non-cash interest expense	1,572	—
Other	(608)	(555)

Changes in operating assets and liabilities:
Accounts receivable	6,206	1,741
Other current assets	(4,658)	(4,064)
Other non-current assets	(5,024)	918
Accounts payable	(665)	(5,379)
Accrued expenses	(1,549)	(382)
Accrued compensation	(7,141)	(151)
Deferred revenue	(2,017)	(994)
Other non-current liabilities	396	3,438

Net cash provided by operating activities	22,955	13,756

Investing activities:
Purchase of property and equipment	(5,368)	(3,129)
Purchases of capitalized intangible assets	(5,564)	(3,584)
Payments for acquisitions and interests in affiliates, net of cash acquired	—	(98,310)

Net cash used in investing activities	(10,932)	(105,023)

Financing activities:
Proceeds from debt	2,113	107,216
Repayment of debt	(27,092)	(16,519)
Debt issuance costs	—	(6,070)
Net proceeds from issuance of common stock	6,781	—

Net cash (used in) provided by financing activities	(18,198)	84,627

Eff ect of exchange rate changes	197	(536)
Net decrease in cash and cash equivalents	(5,978)	(7,176)
Cash and cash equivalents — beginning of period	66,779	29,633

Cash and cash equivalents — end of period	$60,801	$22,457

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MEDH Announces Second Quarter Results

August 15, 2011
MedQuist Holdings Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) attributable to MedQuist Holdings Inc.	$5,135	$(1,535)	$14,447	$553
Net income attributable to noncontrolling interest	271	268	1,777	2,497
Discontinued operations	—	(153)	—	(183)
Income tax provision (benefit)	886	(362)	2,030	(382)
Interest expense, net	6,961	5,437	13,998	7,306
Depreciation and amortization	8,879	8,481	17,297	14,620
Acquisition and restructuring charges	4,391	6,027	11,269	7,011
Cost (benefit) of legal proceedings, settlements and accommodations	581	1,109	(6,932)	2,152
Share-based compensation and other non-cash awards	611	181	1,320	322
Equity in income of affiliated company	—	(32)	—	(546)

Adjusted EBITDA	$27,715	$19,421	$55,206	$33,350

Adjusted EBITDA as a percentage of net revenue	25.6%	17.9%	25.1%	17.2%

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MEDH Announces Second Quarter Results

August 15, 2011
MedQuist Holdings Inc. and Subsidiaries
Free Cash Flow
(In thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Adjusted EBITDA	$27,715	$19,421	$55,206	$33,350

Less: Consolidated interest expense	(6,961)	(5,437)	(13,998)	(7,306)
Add: Non-cash interest	714	—	1,572	—
Less: Capital expenditures	(4,244)	(3,676)	(10,932)	(6,713)
Less: Tax provision	(886)	362	(2,030)	382
Add: Deferred tax provision	381	564	1,472	205

Free Cash Flow	$16,719	$11,234	$31,290	$19,918

Adjusted Net Income:
Adjusted EBITDA	$27,715	$19,421	$55,206	$33,350
Less: Amortization (excluding acquired intangibles)	4,362	4,547	8,265	7,719
Cash interest (total expenses less non-cash)	6,247	5,437	12,426	7,306
Current tax provision (benefit)	505	(926)	558	(587)

Adjusted Net Income	$16,601	$10,363	$33,957	$18,912

Adjusted Net Income Per Share:
Basic	$0.32	$0.20	$0.68	$0.37
Diluted	$0.31	$0.20	$0.66	$0.37
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MEDH Announces Second Quarter Results

August 15, 2011
MedQuist Holdings Inc. and Subsidiaries
Share Calculation
(In thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
MedQuist Holdings Shares
Basic outstanding	49,168	35,078	45,128	35,046
Effect of diluted Options	1,391	—	1,282	—

Diluted shares	50,559	35,078	46,410	35,046

Proforma impact of fully dilutive stock (1)
Basic	1,929	15,775	5,085	15,775
Diluted	2,176	16,005	5,332	16,005

Proforma Shares
Proforma basic	51,097	50,853	50,213	50,821
Proforma diluted	52,735	51,083	51,742	51,051

(1)	Fully dilutive shares includes common stock equivalents which consists of stock options, restricted stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our Initial Public Offering, Private Exchange and Initial Exchange Offer and shares issuable to remaining noncontrolling shareholders of MedQuist Inc.
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MEDH Announces Second Quarter Results

August 15, 2011
Total Clinical Documentation Volume
Management believes that total clinical documentation volume is an important measure of the Company’s operating results. Total clinical documentation volume is defined as total lines processed on our clinical documentation platforms and/or transcribed or edited by our personnel.
Non-GAAP Financial Measures
In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, MedQuist Holdings Inc. has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.
We also present Adjusted EBITDA and Adjusted Net Income on a forward-looking basis as part of our Performance Goals for 2011. We are unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingencies relating to potential changes in tax valuation allowances, potential changes to customer accommodation accruals, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.
Adjusted EBITDA
Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income (loss) attributable to MedQuist Holdings Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, interest expense, net, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, the effect of the sale of our Patient Financial Services business (discontinued operations), equity in income of affiliated company and share based compensation and other non cash awards.
We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out the following:
• potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);
• the impact of non-cash charges; and
• the impact of acquisition and integration related charges, restructuring charges, and certain unusual or nonrecurring items.
Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has
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MEDH Announces Second Quarter Results

August 15, 2011
limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
• Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Free Cash Flow
Free Cash Flow, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less consolidated interest expense (net of non-cash interest), less capital expenditures (including capitalized software development costs), and less current tax provision. Management believes that utilization of Free Cash Flow is an important non-GAAP measure of the Company’s ability to convert operating results into cash.
Adjusted Net Income
Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.
Proforma Shares Outstanding
For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of common stock equivalents which consists of stock options, restrictive stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our Initial Public Offering, Private Exchange and Initial Exchange Offer and shares issuable to remaining noncontrolling shareholders of MedQuist Inc.
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